UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2020

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 900 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
*	*	*

* Approach Resources Inc.’s common stock previously traded on the NASDAQ Global Select Market under the symbol “AREX”. On November 12, 2019, Approach Resources Inc.’s common stock began trading on the OTC Pink marketplace. Deregistration under Section 12(b) of the Act became effective on March 17, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03     Bankruptcy or Receivership.

As previously disclosed, on November 18, 2019, Approach Resources Inc. (“Approach,” the “Company” or “we”) and all of its subsidiaries (the “Filing Subsidiaries and, together with Approach, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”), of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing the Chapter 11 cases captioned In re Approach Resources Inc., et al., Case No. 19-36444 (Bankr. S.D. Tex.) (the “Chapter 11 Cases”).

As previously disclosed, on January 28, 2020, the Company filed a motion with the Court seeking approval of the Company’s Key Employee Incentive Plan (the “KEIP”), to enact an incentive plan for certain senior level employees in connection with the Company’s plans for sales of all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code. On February 19, 2020, the Court entered an order approving such motion.

As previously disclosed, on September 3, 2020, the Company and certain of the Filing Subsidiaries entered into an asset purchase agreement with Zarvona III-A, L.P. (“Zarvona”) for the sale of substantially all of the Debtors’ assets to Zarvona for a purchase price of $115.5 million (the “Zarvona Sale”), and the Court entered an order approving such sale effective September 14, 2020.

On September 28, 2020, the Company filed a motion with the Court (the “Motion”) seeking approval of payments under the KEIP at Target metric levels, as specified in the Motion, to certain senior level employees of the Company upon the closing of the Zarvona Sale. The Compensation Committee of the Board of Directors (the “Board”) of the Company and the Board each approved such payments to certain senior level employees of the Company under the KEIP as specified in the Motion.

The Motion and information regarding the Chapter 11 Cases is available through the Company’s website under the Restructuring Information tab, which contains a link to the claims agent’s website, https://dm.epiq11.com/approachresources.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.03 of this Report regarding the Motion is incorporated herein by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal

Date:  September 29, 2020

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